EXHIBIT 23.02

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this amendment No. 1 to Registration Statement on Form F-3 of BluePhoenix Solutions Ltd. of our report dated March 27, 2006, relating to the consolidated financial statements of BluePhoenix Solutions Ltd. appearing in the Company's Annual Report on Form 20-F for the year ended December 31, 2005.

We also consent to the reference to us under the heading "Experts" in this Registration Statement.

Tel-Aviv, Israel                                        /s/ Ziv Haft
May 30, 2006                                 Certified Public Accountants (Isr.)
                                                       BDO Member Firm